EXHIBIT 3.63


                            ARTICLES OF INCORPORATION

                                       OF

                       OKLAHOMA CITY BROADCASTING COMPANY


STATE OF OKLAHOMA   )
                    )
COUNTY OF OKLAHOMA  )


To:      Secretary of State of the State of Oklahoma:

                  We, the undersigned Incorporators:

John M. Coffey             3100 Liberty Tower, Oklahoma City, Oklahoma
James H. Milligan          3100 Liberty Tower, Oklahoma City, Oklahoma
Lois C. Morrison           3100 Liberty Tower, Oklahoma City, Oklahoma

being persons legally competent to enter into contracts for the purpose of forming a corporation under "The Business Corporation Act" of the State of Oklahoma, do hereby adopt the following Articles of Incorporation.

                                   ARTICLE ONE

         The name of this corporation is:

                  OKLAHOMA CITY BROADCASTING COMPANY

                                   ARTICLE TWO

     The address of its registered office in the State of Oklahoma is 3100 Liberty Tower, Oklahoma City, Oklahoma 73102, and its Registered Agent is John
M. Coffey, 3100 Liberty Tower, Oklahoma City, Oklahoma 73102.


                                  ARTICLE THREE

     The duration of this corporation is fifty (50) years.

                                  ARTICLE FOUR

     The nature of the business and the objects and purposes to be transacted, promoted and carried on are to do any or all of the things herein mentioned as fully and to the same extent as natural persons might or could do, and in any part of the world, viz:

     (a) To construct and operate one or more radio and television stations and other communications media.

     (b) To purchase or otherwise acquire and to hold, own, mortgage or otherwise lien, pledge, lease, sell, assign, exchange, transfer or in any manner dispose of, and to invest, deal and trade in and with goods, wares, merchandise and personal or real property of-any and every class and description, within or without the State of Oklahoma,

     (c) To acquire the good will, rights and property and to undertake the whole or any part of the assets and liabilities of any person, firm, association or corporation; to pay for the same in cash; the shares of this corporation, bonds or otherwise; to hold or in any manner to dispose of the whole or any part of any business so acquired, and to exercise all the powers necessary or convenient in and about the conduct and management of such business.

     (d) To guarantee, purchase or otherwise acquire, hold, sell, assign, transfer, mortgage, pledge or otherwise dispose of shares of capital, bonds, or other evidence of indebtedness created by other corporations, and while the holders of such shares to exercise all the right and privileges of ownership, including the right to vote thereon, to the same extent as a natural person might or could do.

     (e) To enter into, make and perform contracts of every kind for any lawful purpose, with any person, firm, association or corporation, town, city, county, body politic, state, territory, government or colony or dependency thereof.

     (f) To borrow money for any of the purposes of the corporation, and to draw, make, accept, endorse, discount, execute, issue, sell, pledge or otherwise dispose of promissory notes, drafts, bills of exchange, warrants, bonds, debentures and other negotiable or non-negotiable, transferable or nontransferable instruments and evidences of indebtedness and to secure the payment thereof and the interest thereon by mortgage or pledge, conveyance, or assignment in trust of the whole or any part of the property of the corporation at the time owned or thereafter acquired.

     (g) To purchase, hold, sell and transfer the shares of its capital stock.

     (h) To have one or more offices and to conduct any or all of its operations and business and to promote its objects, within or without the State of Oklahoma, without restriction as to place or amount.

     (i) To become a member of a general partnership or partnerships, a limited partnership or partnerships, a joint venture or joint ventures, with one or more persons or corporations for the purpose of carrying on any business whatsoever which this corporation may deem proper or convenient in connection with any of the purposes herein set forth, or otherwise, or which may be calculated, directly or indirectly, to promote the interest of this corporation or to enhance the value of its property or business, both within and without the State of Oklahoma.

     (j) To do each and everything necessary, suitable, convenient, or proper for, or in connection with, or incidental to, the accomplishment of any one or more of the purposes or the exercise of any one or more of the powers herein enumerated, or designed, directly or indirectly to promote the interest of this corporation or to enhance the value of its properties; and in general to do any and all things and exercise any and all powers, rights, and privileges for which a corporation may now or hereafter be organized under the Business Corporation Law of the State of Oklahoma or under any act amendatory thereof, supplemental thereto, or substituted therefor.

     (k) To do any or all of the things herein set forth as principal, agent, contractor, trustee or otherwise, alone or in company with others.

     (1) The foregoing provisions of this Article shall be construed both as purposes and powers and each as an independent purpose and power in furtherance of, and not in limitation of, the powers which this corporation may have under present or future laws of the State of Oklahoma, and the purposes and powers hereinbefore specified shall, except when otherwise provided herein, be in no wise limited, or restricted by reference to, or inference from the terms or any provisions of any clause or paragraph of these Articles of Incorporation.


                                  ARTICLE FIVE

     The aggregate number of shares which this corporation shall have authority to allot is 1,000.

     The designation of each class, the number of shares of each class and the par value of the shares of each class are as follows:

         Class             Number of Shares             Par Value Per Share

         Common                     1,000                        $1.00


                                   ARTICLE SIX

     The amount of stated capital with which it will begin business is Five Hundred and No/100 Dollars ($500,00), which has been fully paid in.

                                  ARTICLE SEVEN

     The number and class of shares to be allotted by the corporation before it shall begin business, and the consideration to be received by the corporation therefor, are:

                                                         Consideration to be
         Class             Number of Shares               Received Therefor

         Common                     500                           $500.00


                                  ARTICLE EIGHT

     The number of Directors to be elected at the first meeting of the shareholders is Three (3). This corporation shall have a minimum of Three (3) Directors at all times, provided however, the number of Directors may be changed from time to time, in such lawful manner as is provided by the By-Laws:


                                  ARTICLE NINE

     If the By-Laws so provide, the Shareholders and Directors shall have the power to hold their meetings; to have an office or offices and to keep the books of this corporation (subject to the provisions of the Oklahoma Business Corporation Act) outside of the State of Oklahoma at such places as may from time to time be designated by the By-Laws or by resolution of the Directors.


                                   ARTICLE TEN

     This corporation shall indemnify any and all persons who may serve or who have served at any time as directors or officers and their respective heirs, administrators, successors, and assigns against any and all expenses, including amounts paid upon judgments, counsel fees, and amounts paid in settlement (before or after suit is commenced), actually and necessarily incurred by such persons in connection with the defense or settlement of any claim, action, suit, or proceeding in which they, or any of them, are made parties, or a party, or which may be asserted against them or any of them, by reason of being or having been directors or officers of a director or officer of this corporation, except in relation to matters as to which any such director or officer or former director or officer or person shall be adjudged in any action, suit, or proceeding to be liable for his own negligence or misconduct in the performance of duty. Such indemnification shall be in addition to any other rights to which those indemnified may be entitled under any law, by-law, agreement, vote of stockholders, or otherwise.

     IN WITNESS WHEREOF, we have hereunto set our respective signatures at Oklahoma City, Oklahoma, on this 19th day of April, 1977.



                                                       /s/John M. Coffey
                                                      --------------------------
                                                       John M. Coffey



                                                       /s/ James H. Milligan
                                                      --------------------------
                                                       James H. Milligan



                                                       /s/Lois C. Morrisdon
                                                      --------------------------
                                                       Lois C. Morrison


                                                  (Incorporators)

                                 ACKNOWLEDGMENT


STATE OF OKLAHOMA   )
                    )   SS.
COUNTY OF OKLAHOMA  )


     Before me, the undersigned authority, a Notary Public in and for said County and State, on this day personally appeared John M. Coffey, James H. Milligan and Lois C. Morrison, known to me to be the persons whose names are subscribed on the foregoing instrument and acknowledged to me that they executed the same for the purposes and consideration therein expressed.

     GIVEN UNDER MY HAND AND SEAL OF OFFICE, this the 19th day of April, 1977.


                                                      /s/ Carol Sidwell
                                                      --------------------------
                                                                  Notary Public

My commission expires:

My Commission Expires Mar. 28, 1981

                        AFFIDAVIT AS TO PAID-IN CAPITAL


STATE OF OKLAHOMA   )
                    )    SS.
COUNTY OF OKLAHOMA  )


     John M. Coffey and James H. Milligan, of lawful age, being first duly sworn, each for himself deposes and says that the above named affiants constitute a majority of the incorporators of

                       OKLAHOMA CITY BROADCASTING COMPANY

a proposed corporation, and that the amount of stated capital with which said corporation will begin business, as set out in its attached Articles of Incorporation, has been fully paid in.

                                                      /s/John M. Coffey
                                                      --------------------------
                                                      John M. Coffey

                                                      /s/James H. Milligan
                                                      --------------------------
                                                      James H. Milligan


     Subscribed and sworn to before me this 19th day of April, 1977.



                                                      /s/ Carol Sidwell
                                                      --------------------------
                                                                Notary Public

My commission expires:

My Commission Expires Mar. 28, 1981

                               State of Delaware
                        Office of the Secretary of State
                        --------------------------------


         I, WILLIAM T. QUILLEN, SECRETARY OF STATE OF THE STATE OF DELAWARE, DO HEREBY CERTIFY THE ATTACHED IS A TRUE AND CORRECT COPY OF THE CERTIFICATE OF OWNERSHIP WHICH MERGES:

         "SUPERIOR BROADCASTING, INC.", A DELAWARE CORPORATION, WITH AND INTO "OKLAHOMA CITY BROADCASTING COMPANY" UNDER THE NAME OF "SUPERIOR COMMUNICATIONS OF OKLAHOMA, INC.", A CORPORATION ORGANIZED AND EXISTING UNDER THE LAWS OF THE STATE OF OKLAHOMA, AS RECEIVED AND FILED IN THIS OFFICE THE TWENTY-EIGHTH DAY OF JANUARY, A.D. 1994, AT 9 O'CLOCK A.M.

         A CERTIFIED COPY OF THIS CERTIFICATE HAS BEEN FORWARDED TO THE NEW CASTLE COUNTY RECORDER OF DEEDS FOR RECORDING.




                                          /s/ WILLIAM T. QUILLEN
                                          --------------------------------------
                                          William T. Quillen, Secretary of State

                                                        AUTHENTICATION: 7012707

                                                                  DATE: 01-28-94

                                 CERTIFICATE OF
                              OWNERSHIP AND MERGER
                                       OF
                           SUPERIOR BROADCASTING, INC.
                                      INTO
                       OKLAHOMA CITY BROADCASTING COMPANY
                            UNDER SECTION 253 OF THE
                        DELAWARE GENERAL CORPORATION LAW

Pursuant to Section 253(a) of the Delaware General Corporation Law ("DGCL"), Superior Broadcasting, Inc. (the "Corporation") DOES HEREBY CERTIFY:

     1. The Corporation was incorporated on July 8, 1993 pursuant to the General Corporation Law of the State of Delaware.

     2. The Corporation owns all the outstanding shares of stock of Oklahoma City Broadcasting Company ("OCBC"), a corporation incorporated pursuant to the General Corporation Act of the State of Oklahoma.

     3. Pursuant to Section 253 of the General Corporation Law of the State of Delaware, the Board of Directors of the Corporation did authorize and approve the merger of the Corporation with and into OCBC (the "Merger").

     4. The following are resolutions duly unanimously adopted by the Board of Directors of the Corporation as of January

28, 1994 authorizing and adopting such Merger:

          RESOLVED, that the Board of Directors has determined that the best interests of the Corporation and its stockholders will be served by the merger of the Corporation with and into Oklahoma City Broadcasting Company ("OCBC"), with OCBC as the surviving corporation, all as contemplated by the Agreement and Plan of Merger dated as of January 28, 1994, (the "Merger Agreement") by and among the Corporation and OCBC.

          RESOLVED, that the name of the surviving corporation shall be changed to "Superior Communications of Oklahoma, Inc."

          RESOLVED, that the stock of the surviving corporation shall be issued pro rata to the holders of the stock of the Corporation upon surrender of any certificates therefor.

          RESOLVED, that each of the officers of the Corporation is hereby authorized, acting alone or together with one or more of the other officers of the Corporation, to execute and deliver in the name and on behalf of the Corporation under its corporate seal or otherwise, the Merger Agreement and any and all agreements, instruments, documents and certificates, and to take any and all further actions in the name and on to take any and all further actions in the name and on behalf of the Corporation, deemed necessary or desirable or convenient by any of them, acting alone, in his discretion, to effect, carry out, consummate and perform the terms of the Merger Agreement and the transactions contemplated thereby in accordance with its terms.

         5. The Merger has been approved by the parent corporation pursuant to a unanimous written consent as of its stockholders as of January 28, 1994.

         6. OCBC, an Oklahoma corporation, shall be the surviving corporation, the name of which shall be changed to "Superior Communications of Oklahoma, Inc.", and the Certificate of Incorporation and By-Laws of which shall be the Certificate of Incorporation and By-Laws of OCBC prior to the merger, with the only change being the aforesaid name change.

         7. The Surviving Corporation hereby irrevocably appoints the Secretary of State of the State of Delaware as its agent to accept service of process in any suit or proceeding for enforcement of any obligation of Superior Broadcasting, Inc., as well as for enforcement of any obligation of the Surviving Corporation arising from the Merger. The address to which a copy of such proceeding should be mailed by the Secretary of State is Manor Oak II, Suite 658, Pittsburgh PA 15220.

         IN WITNESS WHEREOF, the Corporation has caused this Certificate of Ownership and Merger to be executed by its officers duly authorized thereunto this 28th day of January, 1994.

ATTEST:                                     Superior Broadcasting, Inc.


/s/ JOHN C. RODNEY                          By:   /s/ ALBERT M. HOLTZ
--------------------------                        --------------------------
Title: Assistant Secretary                  Title:       Chairman










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